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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 21, 1998 (May 12, 1998)


                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)


           Colorado                     0-22619              84-1202005
(State or other jurisdiction of       (Commission      (I.R.S. Empl. Ident. No.)
 incorporation or organization)       File Number)


1120A Ballena Blvd., Alameda, California                        94501
(Address of principal executive offices)                      (Zip Code)


                                 (510) 814-7070
              (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS

On May 15, 1998 ValueStar Corporation (the "Company") completed the private offering and sale for cash of an aggregate of $525,000 of unsecured 6% Convertible Subordinated Promissory Notes due June 30, 2001 ("Notes") to four investors. The principal and interest amount of each Note may at the election of the Note holder be converted, in whole or in part, into fully paid and nonassessable shares of common stock, $.00025 par value, of the Company, at a conversion price of $1.00 per share. The Notes may be called by the Company for conversion if the closing bid price of the Company's common stock equals or exceeds $2.00 per share for ten consecutive trading days and certain other conditions are met.

The Note purchasers were granted warrants to purchase an aggregate of 262,500 common shares of the Company at an exercise price of $1.25 per share ("A-Warrants") and warrants to purchase an aggregate of 262,500 common shares of the Company at an exercise price of $2.00 per share ("B-Warrants") until April 30, 2003 (collectively the "Warrants"). The A-Warrants are redeemable by the Company at $.01 per share if the closing bid price of the Company's common stock equals or exceeds $3.00 per share for twenty consecutive trading days and certain other conditions are met. The B-Warrants are also redeemable by the Company at $.01 per share if the closing bid price of the Company's common stock equals or exceeds $4.50 per share for twenty consecutive trading days and certain other conditions are met.

These securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Regulation D thereunder and an appropriate legend was placed on the Notes and Warrants and will be placed on the shares issuable upon conversion of the Notes or exercise of the Warrants unless registered under the Act prior to issuance. The securities were sold by the Company without an underwriter. The Company has agreed to file a registration statement on the common stock obtained on conversion of the Notes and Warrants and to certain piggy-back registration rights, subject to certain limitations.

Net proceeds from the sale of the Notes of approximately $520,000 are intended to supplement working capital and provide funds to expand the Company's branded rating and licensing services to one or more additional market territories. There can be no assurance the Company can successfully expand its business to new markets or that the proceeds will be sufficient for such purpose.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial statements of businesses acquired. Not applicable.

(b)    Pro forma financial information. Not applicable.

(c) Exhibits

         4.11 Form of unsecured 6% Convertible Subordinated Promissory Notes due June 30, 2001 (individual notes aggregating $525,000 were granted to four investors and differ as to principal amount and holder).

         4.12 Form of Stock Purchase Warrant granted to 6% Convertible Subordinated Promissory Note holders (on an aggregate of 262,500 common shares) exercisable at $1.25 per common share until April 30, 2003 (each individual warrant differs as to number of shares and holder).

         4.13 Form of Stock Purchase Warrant granted to 6% Convertible Subordinated Promissory Note holders (on an aggregate of 262,500 common shares) exercisable at $2.00 per common share until April 30, 2003 (each individual warrant differs as to number of shares and holder).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VALUESTAR CORPORATION


Date: May 21, 1998                         By:  /s/BENJAMIN A. PITTMAN
                                                ------------------------
                                                Benjamin A. Pittman
                                                Secretary and Controller

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